UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)    September 25, 2002

NAVIGANT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:    (303) 706-0800

Former name or former address, if changed since last report:    Not Applicable

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

SEPTEMBER 25, 2002

ITEM 5.    OTHER EVENTS

(a)
Navigant International, Inc., (“Navigant”) announced today that, due to receipt of payments from vendor sources, including a contract renewal, Navigant was able to make a voluntary prepayment on its $135 million bank credit facility on September 25, 2002, aggregating $34 million. Following this prepayment, the outstanding total debt under Navigant’s bank credit facility and its Senior Secured Notes was approximately $162 million. A majority of the vendor payments received will be deferred and recognized as income over the life of the renewed contract.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

99.1    Press release, dated September 26, 2002

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    September 26, 2002.
NAVIGANT INTERNATIONAL, INC. a Delaware corporation

By:	/s/ ROBERT C. GRIFFITH
Robert C. Griffith Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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